Exhibit 10.5

Counterpart No.2 Of 3 Original Executed Counterparts.

Counterpart Of The Tenant

STATE OF GEORGIA;

COUNTY OF CLARKE:

RENTAL AGREEMENT

THIS RENTAL AGREEMENT (hereinafter referred to as “Agreement”), is made and entered into as of this 1st day of July, 2011, (hereinafter referred to as the “Effective Date”), by and between the BOARD OF REGENTS OF THE UNIVERSITY SYSTEM OF GEORGIA, (hereinafter referred to as “Landlord”), whose address for purposes of this Agreement is 270 Washington Street, Atlanta, Georgia 30334, and Synageva BioPharma Corp., (hereinafter referred to as “Tenant”), whose address for purposes of this Agreement is 111 Riverbend Road, Athens, GA 30605 for the use of certain property located upon the campus of The University of Georgia, a unit of the University System of Georgia (hereinafter referred to as “Institution”).

W I T N E S S E T H:

1. PREMISES

1.1. For and in consideration of the rental, terms, provisions and conditions hereinafter set forth to be kept and performed by Tenant, Landlord hereby rents unto Tenant, and Tenant hereby takes and hires from Landlord, upon the terms, provisions, and conditions hereinafter set forth, the following described real property (hereinafter referred to as “Premises”).

Certain space on the campus of the Institution containing approximately square feet located in a structure known as Building # 2438 and more particularly described in Exhibit “A”; attached hereto and incorporated by reference herein.

together with all the improvements, tenements and appurtenances thereunto belonging or in any wise appertaining, including the right of ingress and egress thereto and therefrom at all times, upon the terms and conditions herein Stated in the building known as Georgia BioBusiness/ Center for Applied Genetic Technologies on The University of Georgia campus, Athens, Georgia. Tenant shall have reasonable access to restrooms, Conference rooms, and leading dock facilities on the first-come, first serve basis. [Administrative obligations of the Tenant and Landlord will be performed by The University of Georgia.]

2. USE OF PREMISES

2.1. Tenant shall use the Premises Solely for office and laboratory purposes and similar business activities. Tenant must obtain the prior written approval of Landlord for any other use of the Premises. At Tenant’s own expense, Tenant shall promptly comply with all building codes and other requirements of University of Georgia policies and procedures and of any local, state or federal law or regulation required by Tenant’s occupancy of the Premises.

2.2. Tenant shall not (i) use the Premises for any illegal purpose, nor for any purpose that is injurious to the health, safety, and welfare of the public or that may jeopardize Tenant’s insurance coverage of the Premises; or (ii) commit, or suffer to be committed, any waste in or on the Premises; or (iii) create or permit any nuisance in or on the Premises. Tenant hereby covenants to Landlord that no hazardous substances, as defined by any federal, state, or local law, will be used or generated on the Premises without prior written notice to Landlord and without strict compliance with all local, state, and federal, state, or local law, will be used or generated on the Premises without prior written notice to Landlord and without strict compliance with University policies and procedures and all local, state, and federal laws and regulations regarding the same.

2.3. Tenant accepts the demised premises in their present condition and as suited for the use intended by Tenant. Tenant shall, throughout the initial term of this rental agreement and all renewals thereof, at its expense maintain the premises in good order and repair in accordance with paragraphs 10.1 through 10.4 of this agreement.

2.4. This Rental Agreement does not provide for Tenant’s use of Landlord’s equipment. Any use by Tenant of Landlord’s equipment will be the subject of a separate Agreement and may be subject to use fees established by Landlord.

3. RENTAL TERM

3.1. The term of this Agreement shall be one (1) Years, commencing on July 1, 2011 and terminating on June 30, 2012, unless sooner terminated as hereinafter provided in paragraphs 15 and 20, or renewed as hereinafter provided in paragraph 5.

3.2. Notwithstanding the foregoing, it is mutually agreed that Tenant may terminate this Rental Agreement by giving written notice of termination to Landlord, which termination shall become effective not less than 30 days after receipt of such notice. Upon such termination by Tenant, Tenant will at once surrender possession of the Premises to Landlord, and remove all of Tenant’s effects therefrom.

4. RENTAL

4.1. For and as rental for the Premises, Tenant agrees to pay Landlord, on or before the first day of each month of the Term of this Agreement, a monthly rental of fifteen thousand eight hundred twenty-six dollars and fifty-six cents ($15,826.56) per month, plus any Additional Rent required by this Agreement, and to keep and perform each and every provision of this Agreement required to be kept and performed by Tenant, each of which shall constitute rental for the Premises.

$16.380 per square foot for 10,540.5 square feet of office and lab space per year:	$172,653.39
Ten percent (10%) Common Area Maintenance per year:	$17,265.34
Total per year:	$189,918.73
Total Per Month	$15,826.56

4.2. Landlord agrees to provide adequate furniture for the subject premises and reserves the right, in its sole discretion, to determine what is adequate.

4.3. Tenant shall pay to Landlord promptly all rent, and all other charges as provided by this Agreement, as the same become due and payable without offset, deduction, notice or demand. If such sums are not paid within five (5) days of the due date of such sum, Tenant shall pay to Landlord, as additional rent, a late charge equal to ten per cent of such overdue sum. If any check delivered by Tenant to Landlord is dishonored, Tenant shall pay to Landlord a charge equal to the maximum amount lawfully charged for dishonored checks. Any payment made by a dishonored check shall be deemed to be late. Returned checks may not be redeemed by a personal check, but mist be redeemed by cash, cashier’s check, certified check or money order. All charges under this section 4.3 shall be deemed to constitute additional rent due and payable upon notice from Landlord to Tenant, and Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of rent.

4.4. Rent will be collected by and checks shall be made payable to the Research Foundation, Inc. and shall be paid at the Office of the Vice President for Research, the University of Georgia, Room 609, Boyd Graduate Studies Building, Athens, Georgia 30602-7411. The University of Georgia Research Foundation, Inc. will hold rental payments in an account to be used ill accordance with the Management Contract between the Board of Regents and the University of Georgia Research Foundation, Inc. effective the 1st day of March, 2002.

5. OPTION TO RENEW

Landlord may offer Tenant an option to renew the term of this Agreement at the expiration of its term for up to (2) consecutive Terms (as set forth in Article 3 above), one year terms, provided Tenant (i) is not in default on or otherwise has not breached any term of this Agreement, (ii) accordingly has kept, observed and performed throughout the term of the Agreement, including any renewal term, every covenant, agreement, provision, stipulation, term, and condition of this Agreement, and (iii) has provided to Landlord written notice of Tenant’s acceptance of such option to renew at least sixty ((60) days prior to the expiration of the then current Term. During such renewal terms, Tenant agrees to pay the following rental: a rental rate to be determined by calculating the market rate for comparable space at the time of renewal less fifteen percent (15%).

to $ per month

to $ per month

to $ per month

to $ per month

6. SECURITY DEPOSIT

6.1. As security for the full and faithful performance by Tenant of each and every one of its duties and obligations under this Agreement, Tenant agrees to deposit with Landlord on the date hereof, and to maintain at all times with Landlord during the entire Term of this Agreement, a security deposit of in cash in an amount equal to one month’s rental.

6.2. Upon default by Tenant of any of its obligations under this Agreement, not cured within ten (10) days of the date of such written notice of default, Landlord may use, apply or retain the whole or any part of the security deposit for the payment of any rent in default, or for any expenditure made by Landlord by reason of Tenant’s default of any of Tenant’s obligations of this Agreement, including, but not limited to, any damages or deficiency due to reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other reentry by Landlord. In the event Landlord uses, applies, or retains the whole or any part of Tenant’s security deposit, Tenant shall pay to Landlord immediately such amount that will fulfill Tenant’s obligation hereunder to maintain at all times a security deposit equal to one month’s rental.

6.3. If upon the termination of this Agreement, Tenant shall have kept all of its duties and obligations hereunder, Landlord shall return to Tenant all the security so deposited with Landlord.

7. PARKING

7.1. Tenant shall comply with all parking rules and regulations of Institution, The University of Georgia, including the registration of all vehicles of Tenant used on the Institution’s campus, The University of Georgia Campus, at Tenant’s expense.

8. TENANT BUSINESS RECORDS

8.1. Immediately following the end of every fiscal year of Tenant during the term of this Agreement (unless otherwise specified below), Tenant shall provide to Landlord the following information, which shall be treated by Landlord as confidential and proprietary to the extent allowed by law:

A. Names and addresses of officers and directors if a corporation or similar entity.

B. The Following employee data:

i.	Number of employees.
ii.	Names of employees

9. UTILITIES & SERVICES

9.1. Landlord shall be responsible for the payment of all utility bills for normal office and laboratory use of the Premises by Tenant, including electricity, water, sewer, natural gas. Normal office use of electricity shall include use of computer terminals, desk calculators, copiers, and general office and lab testing equipment using not more than 110 volts, 15 amps power. Landlord retains the option to meter separately or to estimate any utility usage in excess of normal office use, and Tenant shall be exclusively responsible for payment of such excess usage.

9.2. Landlord shall provide a garbage receptacle and garbage pick-up at Landlord’s own expense. Landlord shall provide routine janitorial service for the premises.

9.3. Tenant shall be solely responsible for obtaining, maintaining, and paying for all other utilities, including but not limited to telephone services for the premises, internet access and other computer services, hazardous waste disposal, deionized water, and any other utility desired by Tenant.

9.4. Heating, ventilating and air conditioning systems shall be maintained and repaired by Landlord during normal business hours Monday through Friday, except for emergencies.

9.5. Landlord’s obligations under this paragraph 9 are subject to reduction depending upon the availability of funds appropriated for the purposes herein.

10. MAINTENANCE AND REPAIRS

10.1. Landlord agrees to maintain and keep in good repair the roof, foundations, and exterior walls of the building in which the Premises are located, and the structure of the walls surrounding the Premises, exclusive of any repairs made necessary by the actions of Tenant or Tenant’s agents, employees, or invitees.

10.2. Landlord gives to Tenant exclusive control of the Premises and shall not be required to supply any interior maintenance or repair to or for the Premises or to inspect the same, except as set out in paragraph 10.1. Tenant shall report promptly to Landlord all items requiring maintenance and repair.

10.3. Tenant shall not make improvements or alterations to the Premises without the prior express written consent of Landlord, which consent will not be unreasonably withheld. Any such improvements or alterations approved by Landlord must comply with all existing federal, state, and local laws and must be maintained and repaired by Tenant. Upon the expiration or termination of this Agreement, all improvements or additions placed in or erected on the Premises by Tenant, whether or not affixed or attached to the Premises, shall vest in and become the property of Landlord, without further notice, action taken, or instrument executed; provided, however, Tenant may remove all of Tenant’s personal property from the Premises on or before the expiration or termination of this Agreement. Tenant shall repair all damage to the Premises resulting from the removal of Tenant’s personal property. Tenant agrees that all of Tenant’s removal shall be at Tenant’s risk and Landlord shall not be liable for any damage thereto or loss thereof.

10.4. Any property acquired by Tenant through Landlord or acquired by Landlord for the use of Tenant shall become and remain the property of Landlord and shall not be removed by Tenant, or its employees, agents, licensees, or invitees, from the Premises.

10.5. Notwithstanding any provisions of this Agreement to the contrary, Tenant is solely responsible for assuring that the Premises are at all times in compliance with Title II and/or Title III (as applicable) of the American with Disabilities Act of 1990, 42 USC §12101 et seq. (hereinafter the “ADA”) as amended, and with all regulations promulgated pursuant to the ADA (hereinafter the “Regulations”). Tenant shall be solely responsible for all costs and expenses associated with ADA compliance. Tenant shall not charge Landlord for, or seek reimbursement from Landlord for, any expenditures, capital or otherwise, associated with conforming the premises to the requirements of the ADA and the Regulations. Landlord is responsible for compliance with ADA for common areas, provided that if the requirements are mandatory on Landlord because of the uses to which Tenant is utilizing the Premises, the costs of such compliance are deemed to be a Special Rent Assessment, due and payable by Tenant to Landlord as Additional Rent not later than ten (10) after completion of the improvements.

10.6. Landlord’s obligations under this paragraph 10 are subject to reduction depending upon the availability of funds appropriated for the purposes herein.

11. INSPECTION

Tenant shall permit Landlord, its agents and employees, without prior notice, to enter into and upon the Premises at all reasonable times for the purpose of inspecting the Premises and making any necessary repairs or alterations to electrical wiring, heating and cooling systems, or plumbing, and other similar repairs and alterations.

12. INSURANCE, INDEMNITY AND HOLD HARMLESS

12.1. The Tenant shall be responsible to the Landlord from the time of the signing the agreement or the taking of possession, whichever shall be earlier, for all injury or damage of any kind to property, real or personal, resulting from any negligent act or omission or breach, failure or other default regarding the use of the property by the Tenant, or any of its subtenants, its contractors, its agents, employees or others working at the direction of Tenant or on Tenant’s behalf. Tenant acknowledges and agrees that Landlord shall have no liability for any loss of Tenant’s property, Tenant’s business opportunity, or any other loss whatsoever; and Tenant releases Landlord therefrom.

12.2. Indemnification Agreement:

Tenant hereby agrees to indemnify and hold harmless the Landlord, the State of Georgia the Institution, and its departments, agencies and instrumentalities and all of their respective officers, members, employees and directors (hereinafter collectively referred to as the “Indemnitees”) from and against any and all claims, demands, liabilities, losses, costs or expenses, including attorneys’ fees, due to liability to a third party or parties, for any loss due to bodily injury (including death), personal injury, and property damage arising out of or resulting from the performance of this contract or any act or omission on the part of the Tenant, its agents, employees or others working at the direction of Tenant or on its behalf, or due to any breach of this contract by the Tenant, or due to the application or violation of any pertinent Federal, State or local law, rule or regulation. This indemnification extends to the successors and assigns of the Tenant This indemnification obligation survives the termination of the contract and the dissolution or, to the extent allowed by law, the bankruptcy of the Tenant. If and to the extent such damage or loss (including costs and expenses) as covered by this indemnification is paid by the State Tort Claims Trust Fund, the State Authority Liability Trust Fund, the State Employee Broad Form Liability Fund, the State Insurance and Hazard Reserve Fund, and other self-insured funds (all such funds hereinafter collectively referred to as the “Funds”) established and maintained by the State of Georgia Department of Administrative Services Risk Management Division (hereinafter “DOAS”) the Tenant agrees to reimburse the Funds for such monies paid out by the Funds.

12.3. This indemnification applies where the Indemnitees are partially responsible for the situation giving rise to the claim, provided however, that this indemnification does not apply to the extent of the sole negligence of the Indemnitees.

12.4. This indemnification does not extend beyond the scope of this agreement and the uses or work undertaken thereunder. Nor does this indemnification extend to claims for losses or injuries or damages incurred directly by the Indemnitees due to breach or default by the Indemnitees under the terms and conditions of this contract.

12.5. DOAS will endeavor to notify affected insurers of claims made against the State which fall within this indemnity. In the event of litigation, the Attorney General will endeavor to keep the Tenant and its general liability insurer as named on the insurance certificate informed regarding the claims and settlement. (See 12.7(c) below.)

12.6. Insurance Requirements:

12.7. Insurance Certificates. The Tenant shall, prior to taking possession, procure the insurance coverages identified below at the Tenant’s own expense and shall furnish the Landlord an insurance certificate listing the Landlord as the certificate holder. The insurance certificate must provide the following:

(a) Name and address of authorized agent

(b) Name and address of insured

(c) Name of insurance company(ies)

(d) Description of policies

(e) Policy Number(s)

(f) Policy Period(s)

(g) Limits of liability

(h) Name and address of Landlord as certificate holder

(i) Project Number and Name

(j) Signature of authorized agent

(k) Telephone number of authorized agent

(1) Mandatory thirty (30) days notice of cancellation/non-renewal (See 12.8(a) below).

12.8. Policy Provisions. Each of the insurance coverages required below (i) shall be issued by a company licensed by the Insurance Commissioner to transact the business of insurance in the State of Georgia for the applicable line of insurance, and (ii) shall be an insurer (or, for qualified self-insureds or group self-insureds, a specific excess insurer providing statutory limits) with a Best Policyholders Rating of “A-” or better and with a financial size rating of Class V or larger. Each such policy shall contain the following provisions:

(a) The insurance company agrees that the policy shall not be canceled, changed, allowed to lapse, or allowed to expire until thirty (30) days after the Landlord has received written notice thereof as evidenced by return receipt of registered letter or until such time as other insurance coverage providing protection equal to protection called for in this contract shall have been received, accepted, and acknowledged by the Landlord.

(b) The policy shall not be subject to invalidation as to any insured by reason of any act or omission of another insured or any of its officers, employees, agents or other representatives (“Separation of Insureds”).

(c) Each Insurer is hereby notified that the statutory requirement that the Attorney General of Georgia shall represent and defend the Indemnitees remains in full force and effect and is not waived by any policy of insurance. The Attorney General of Georgia shall represent and defend the Indemnitees. In the event of litigation, any settlement on behalf of the Indemnitees must be expressly approved by the Attorney General. The Tenant and its insurance carrier may retain, but are not obligated to retain, counsel to assist with the defense of the Indemnitees, in which case there will be mutual cooperation between the Attorney General and such counsel.

(d) Self-insured retention, except for qualified self-insurers or group self-insurers, in any policy shall not exceed $10,000.00.

12.9. Insurance Coverages. The Tenant agrees to purchase and have the authorized agent state on the insurance certificate that the following types of insurance coverages, not inconsistent with the policies and requirements of 0.C.G.A. § 50-21-37, have been purchased by the Tenant. The minimum required coverages and liability limits are as follows:

(a) Workers’ Compensation. The Tenant agrees to provide Workers’ Compensation coverage in accordance with the statutory limits as established by the General Assembly of the State of Georgia. A group-insurer must submit a certificate of authority from the Insurance Commissioner approving the group insurance plan. A self-insurer must submit a certificate from the Georgia Board of Workers’ Compensation stating the Tenant qualifies to pay its own workers’ compensation claims The Tenant shall require all contractors using the property or performing work under this agreement to obtain an insurance certificate showing proof of Workers’ Compensation and shall submit a certificate on the letterhead of the Tenant in the following language prior to taking possession of the property:

“This is to certify that all contractors performing work on this property are covered by their own worker’s compensation insurance or are covered by the Tenant’s worker’s compensation insurance.”

(b) Employers’ Liability Insurance. The Tenant shall also maintain Employers Liability Insurance Coverage with limits of at least:

(i)	Bodily Injury by Accident	- $1,000,000 each accident; and
(ii)	Bodily Injury by Disease	- $1,000,000 each employee.

The Tenant shall require all contractors performing work under this agreement to obtain an insurance certificate showing proof of Employers Liability Insurance Coverage and shall submit a certificate on the letterhead of the Tenant in the following language prior to taking possession of the property:

“This is to certify that all contractors performing work on this property are covered by their own employers liability insurance or are covered by the general Tenant’s employers liability insurance.”

(c) Commercial General Liability Insurance. The Tenant shall provide Commercial General Liability Insurance (1993 ISO Occurrence Form or equivalent) which shall include, but need not be limited to, coverage for personal injury, fire legal coverage and contractual liability. The Commercial General Liability Insurance shall provide at minimum the following limits:

Coverage	Limit

1. Premises and Operations	$1,000,000 per Occurrence
2. Personal Injury	$1,000,000 per Occurrence
3. Contractual	$1,000,000 per Occurrence
4. Fire Legal	$1,000,000 per Occurrence
5. General Aggregate	$2,000,000 per Rented Premises

Additional Requirements for Commercial General Liability Insurance: None

(1) The policy shall name as additional insureds the officers, members and employees of the Landlord and the State of Georgia, but only with respect to claims that arise out of Tenant’s use of the property or its negligence in performing work, including completed operations, under this contract, but only for such claims for which the Georgia Tort Claims Act, 0.C.G.A. § 50-21-20 et seq. is not the exclusive remedy.

(2) The coverage extended to the additional insureds for any claims not covered by the Georgia Tort Claims Act, shall be no broader than the coverage extended to the Tenant and is not expanded to cover claims and losses that are not insurable under the Tenant’s policy.

(3) The policy or policies must be on an “occurrence” basis.

(4) The policy must include separate aggregate limits for each rented premises.

(d) Commercial Business Automobile Liability Insurance. The Tenant shall provide Commercial Business Automobile Liability Insurance which shall include coverage for bodily injury and property damage arising from the operation of any owned, non-owned or hired automobile. The Commercial Business Automobile Liability Insurance Policy shall provide not less than $1,000,000 Combined Single Limits for each occurrence.

Additional Requirements for Commercial Business Automobile Liability Insurance:

(1) The policy shall name as additional insureds the officers, members and employees of the Landlord and the State of Georgia, but only with respect to claims that arise out of Tenant’s use of the property or its negligence in performing work, including completed operations, under this contract, but only for such claims for which the Georgia Tort Claims Act, 0.C.G.A. § 50-21-20 et seq. is not the exclusive remedy.

(2) The coverage extended to the additional insureds for any claims not covered by the Georgia Tort Claims Act, shall be no broader than the coverage extended to the Tenant and is not expanded to cover claims and losses that are not insurable under the Tenant’s policy.

(e) Commercial Umbrella Liability Insurance. The Tenant shall provide a Commercial Umbrella Liability Insurance Policy to provide excess coverage above the Commercial General Liability, the Commercial Business Automobile Liability, and the Workers’ Compensation and Employers’ Liability to satisfy the minimum limits set forth herein. The minimum amount of Umbrella limits required above the coverages and minimum limits stated in 12.9 (a), (b), (c) and (d) shall be:

$2,000,000 per Occurrence
$2,000,000 Aggregate

Additional Requirements for Commercial Umbrella Liability Insurance:

(1) The policy shall name as additional insureds the officers, members and employees of the Landlord and the State of Georgia, but only with respect to claims that arise out of Tenant’s use of the property or its negligence in performing work, including completed operations, under this contract, but only for such claims for which the Georgia Tort Claims Act, 0.C.G.A. § 50-21-20 et seq. is not the exclusive remedy.

(2) The coverage extended to the additional insureds for any claims not covered by the Georgia. Tort Claims Act, shall be no broader than the coverage extended to the Tenant and is not expanded to cover claims and losses that are not insurable under the Tenant’s policy.

(3) The policy must be on an “occurrence” basis.

(f) Insurance on Premises: Tenant shall at all times have in place insurance coverage covering improvements and fixed equipment against “all risks” including, but not limited to, loss or damage by fire, lightning, explosion, windstorm or hail, smoke, aircraft, watercraft, vehicles, riot or civil commotion, vandalism, sprinkler leakage, sinkhole collapse, volcanic action, earthquake, flood, falling objects, weight of snow, ice or sleet, water damage, theft or collapse. Landlord shall, in its discretion and at all times, solely determine the adequacy of the amount of coverage and the risks insured. Such insurance shall name the Landlord and Tenant as insureds as their interests may appear.

12.10. Termination of Obligation to Insure. Unless otherwise expressly provided to the contrary, the obligation to insure as provided herein shall not terminate until the end of the Term of this agreement, as such Term may be renewed, modified or extended, or the Tenant shall have vacated the property, whichever is the later.

12.11. Failure of Insurers. The Tenant is responsible for any delay resulting from the failure of his insurance carriers to furnish proof of proper coverage in the prescribed form, or for the insolvency or financial failure of such insurance carriers.

13. DESTRUCTION OR DAMAGE TO PREMISES

13.1. If the Premises are totally destroyed or rendered untenantable by storm, fire, earthquake, hurricane, or other natural catastrophe, this Agreement shall terminate as of the date of such total destruction or untenantability, with no obligation of Landlord to rebuild or provide other rental premises for Tenant. Any rental or other obligations accrued by or to the parties to this Agreement shall be accounted for between Landlord and Tenant as of the date when the Premises were destroyed or rendered untenantable.

13.2. If the Premises are partially destroyed or rendered partially untenantable by storm, fire, earthquake, hurricane, or other natural catastrophe, Tenant shall have the option to elect either to terminate this Agreement by written notice to Landlord in accordance with Paragraph 25 or to continue this Agreement in force with an appropriate abatement of rent and without obligation of Landlord to repair, restore, or rebuild the Premises at any time, even if Tenant elects to continue this Agreement. The Premises shall be considered partially destroyed or rendered partially untenantable when at least ten per cent (10%) but less than one hundred per cent (100%) of the Premises are destroyed or rendered untenantable.

14. TRANSFER, SUBLETTING AND ASSIGNMENT

14.1. Tenant shall not transfer, assign, or sublet this Agreement or any right or privilege of Tenant under this Agreement without the prior, express, written consent of Landlord. Landlord, in its sole discretion, may withhold or refuse to give its consent to any proposed transfer, subletting, or assignment and to any proposed use or occupancy by any party other than Tenant. Any transfer, subletting, or assignment without the prior, express, written consent of Landlord shall be void and shall, at the option of Landlord terminate this Agreement. Landlord’s consent to one transfer, subletting, assignment, use or occupancy of the Premises by a party other than Tenant shall not constitute a waiver of Landlord’s rights in this Paragraph, and each subsequent transfer, subletting, assignment, use or occupancy of the Premises by a party other than Tenant shall require Landlord’s consent in accordance with this Paragraph.

15. DEFAULT

15.1. If Tenant defaults in the payment of monetary rental or any other monetary obligation to Landlord and remains in default for ten (10) calendar days after the date of service of notice of such default by Landlord on Tenant; or if Tenant defaults in the performance of any other covenant or provision of this Agreement required to be complied with by Tenant and remains in default for thirty (30) calendar days after the date of service of notice of such default by Landlord on Tenant; then, in any such event, Landlord may at once terminate this Agreement by written notice to Tenant.

15.2. Upon such termination, Tenant shall surrender the Premises to Landlord and remove all personal property from the same and, without requiring legal action to be taken by Landlord, Landlord may enter in and upon the Premises and take immediate possession and control of the Premises to the complete exclusion of Tenant. Landlord’s failure to exercise its rights after one or more defaults or Tenant shall not be construed as a waiver of Landlord’s rights upon any subsequent default.

16. EXTERIOR SIGNS

16.1. Tenant shall not place signs or displays off the Premises, including the roof, exterior doors, and exterior walls of the building in which the Premises are located, or in the windows of the Premises without the prior, express, written consent of Landlord, which consent will not be unreasonably withheld.

17. FIXTURES AND PERSONAL PROPERTY

17.1. Tenant may install and operate in and on the Premises such fixtures and personal property as is required for Tenant’s permitted use of the Premises. Tenant acknowledges that it bears all risk of loss of such fixtures and personal property and further acknowledges that it should mitigate the risk of loss by a program of commercial insurance or self-insurance consistent with the requirements of Article 12 hereinabove. At any time before the expiration or termination of this agreement, Tenant shall have the right and privilege to remove all fixtures, equipment, appliances and movable furniture which it has placed in or upon the premises, subject to the prior, express, written approval of Landlord.

18. ENTRY OF LANDLORD FOR RELETTING

18.1. During the thirty (30) day period immediately preceding the termination of this Agreement, Landlord may enter the Premises at any time to show the Premises to prospective tenants.

19. NO ESTATE

19.1. This Agreement shall create the relationship of landlord and tenant, otherwise known as a usufruct, and no estate shall pass from landlord. Tenant’s interest in this rental agreement is not subject to levy and sale.

20. TERMINATION AND NO HOLDING OVER

20.1. Tenant shall vacate the Premises promptly upon termination of this Agreement. Any holding over or continued use or occupancy of the Premises by Tenant after termination of this Agreement without the express written consent of Landlord shall not constitute a Tenancy-At-Will, but Tenant shall be a Tenant-At Sufferance and shall be required to vacate the Premises immediately without notice. There shall be no renewal or extension of the term of this Agreement by operation of law. Tenant agrees that the provisions of 0.C.G.A. §44-7-50 et, seq. shall apply, permitting summary dispossession.

20.2. Tenant shall retain the option to terminate this Agreement at any time by giving written notice of exercising such option to terminate. Such termination by Tenant shall not be effective until thirty (30) days following proper notice.

20.3. Upon any such termination, Tenant shall surrender the premises to Landlord and remove all personal property from the same and, without requiring legal action to be taken by Landlord, Landlord may enter in and upon the premises and take immediate possession and control of the premises to the complete exclusion of Tenant.

20.4. Tenant agrees to return the premises to the Landlord upon the expiration or termination of this rental agreement in as good condition and repair as when first received; normal wear and tear excepted.

21. NO ABANDONMENT

21.1. Tenant shall occupy the Premises continuously throughout the term of this Agreement and shall not for any cause whatsoever, unless otherwise specifically permitted under this Agreement, desert, surrender, abandon, or cease operation of the Premises during the term of this Agreement.

22. RIGHTS CUMULATIVE

22.1. All rights, powers, and privileges conferred by this Agreement shall be cumulative and not restrictive of those rights, powers, and privileges conferred by law.

23. ATTORNEYS FEES

23.1. In the event Landlord uses the services of an attorney to collect any monetary amounts required under this Agreement, Tenant shall pay ten per cent (10%) of such amount in addition as attorneys fees.

24. NO WAIVER

24.1. No failure of Landlord to exercise any right or power given to Landlord under this Agreement, or to insist upon strict compliance by Tenant with the provisions of this Agreement, and no custom or practice of Landlord or Tenant at variance with the provisions of this Agreement, nor acceptance by Landlord of rent or any other payments from any person other than Tenant, shall constitute a waiver of Landlord’s right to demand exact and strict compliance by Tenant with the terms and conditions of this Agreement.

25. NOTICES

25.1. All notices and other communications, hereinafter collectively referred to as “notices”, required by this Agreement to be secured from or given by either party to the other party shall be in writing and the original of said notice shall be delivered either; (a) by hand delivery to the recipient party at such party’s address; or (b) sent by United States Certified Mail - Return Receipt Requested, postage prepaid and addressed to the recipient party at such party’s address. If sent by United States Certified Mail - Return Receipt Requested, the sender of the notice shall “show to whom, date and address of delivery” of said notice on the returned receipt. The day upon which such notices is hand delivered or so mailed shall be deemed the date of service of such notice. Any notice so hand delivered or mailed, the text of which is reasonably calculated to apprise the recipient party of the substance thereof, shall be deemed sufficient under this Agreement. Either party hereto, by proper notice may at any time and any number of times designate a different address to which notices to said party shall be given.

26. TIME IS OF ESSENCE

26.1. Time is of the essence of this Agreement. All the limits stated herein are likewise of the essence.

27. ENTIRE AGREEMENT

27.1. This Agreement constitutes the full, complete and entire agreement between Landlord and Tenant; no agent, employee, officer or representative of Landlord or Tenant has authority to make, or has made, any statement, agreement, representation or contemporaneous agreement, oral or written, in connection herewith modifying, adding to, or changing the covenants, terms and provisions of this Agreement. No modification or amendment of this Agreement shall be binding unless such modification or amendment is in writing, signed by Landlord and Tenant, and by reference incorporated into this Agreement.

28. GOVERNING LAW

28.1. This Agreement shall be governed by, construed under, and performed and enforced in accordance with the laws of the State of Georgia.

IN WITNESS WHEREOF, Landlord and Tenant, acting by and through their duly authorized representatives, have caused these presents to be signed, sealed, and delivered all as of the date hereof.

LANDLORD:

BOARD OF REGENTS OF THE UNIVERSITY SYSTEM OF GEORGIA

	BY:	/s/ Tim Burgess
Signed, sealed, and delivered		Mr. Tim Burgess, Sr VP for Finance
as to Landlord in the presence of:

Unofficial Witness
ATTEST:
Representative UGA Business and Finance

Official Witness, Notary Public My Commission Expires:

(Notary Public Seal Affixed Here)

TENANT

SYNAGEVA BIOPHARMA, INC.

	By:	/s/ Sanj K. Patel
President
Signed, sealed, and delivered as to Tenant in the presence of:

ATTEST
Secretary

Unofficial Witness

(Corporate Seal Affixed Here)

Official Witness, Notary Public My Commission Expires: April 20, 2018

(Notary Public Seal Affixed Here)

EXHIBIT A

Description of the Premises

SEE ATTACHMENT

SYNAGEVA BIOPHARMA

Room No.	Room Description	Square Footage	Cost Per Square/Ft.	Total
111A	Cold Room	103	$1.365	$140.60
111B	Cold Room	103	$1.365	$140.60
120A	Core Lab	567.5	$1.365	$774.64
121	Lab	1019	$1.365	$1,390.94
122	Proc Room	114	$1.365	$155.61
123	Office	217	$1.365	$296.21
124	Office	124	$1.365	$169.26
124A	Office	101	$1.365	$137.87
161	Lab	500	$1.365	$682,50
162	Office	100	$1.365	$136.50
163	Lab	500	$1.365	$682.50
164	Office	104	$1.365	$141.96
165	Lab	500	$1.365	$682.50
166	Room	339	$1.365	$462.74
253	Office	130	$1.365	$177.45
254	Office	133	$1.365	$181.55
255	Office	133	$1.365	$181.55
256	Office	133	$1.365	$181.55
257	Office	133	$1.365	$181.55
258	Office	133	$1.365	$181.55
259	Office	85	$1.365	$116.03
260	Lab	535	$1.365	$730.28
261	Office	133	$1.365	$181.55
262	Lab	535	$1.365	$730.28
263	Office	133	$1.365	$181.55
264	Lab	535	$1.365	$730.28
265	Office/Conf. Room	150	$1.365	$204.75
266	Office/Conf. Room	174	$1.365	$237.51
267	Office/Conf. Room	140	$1.365	$191.10
269	Office	95	$1.365	$129.68
270	Lab	570	$1.365	$778.05
271	Office	95	$1.365	$129.68
272	Lab	495	$1.365	$675.68
273	Office	95	$1.365	$129.68
274	Lab	541	$1.365	$738.47
275	Lab	519	$1.365	$708.44
276	Lab	624	$1,365	$715.26
Total		10540.5	$1.365	$14,387.78
T1 Line
10% of Monthly Total				$1,438.78
Monthly Rent				$15,826.56